Exhibit 10.25

Spouse Consent Letter

I,                         , the undersigned (ID No.: XXX), as the legal spouse of Zhu Baoguo (ID No.: XXX, hereinafter referred to as “Zhu Baoguo”), hereby (i) unconditionally and irrevocably agree that Zhu Baoguo signs the following documents (hereinafter referred to as the “Transaction Documents”), and (ii) agree that the equity in Shenzhen Xiaoying Technology Co., Ltd. (hereinafter referred to as the “Company”), owned by and registered under the name of Zhu Baoguo, is disposed in accordance with the provisions of the following documents:

(1)                                 Exclusive Call Option Agreement entered into by and among Zhu Baoguo, the Company, Xiaoying (Beijing) Information Technology Co., Ltd. (hereinafter referred to as the “WFOE”) and other parties on                         , 2017 (as may be amended from time to time);

(2)                                 Equity Pledge Agreement entered into by and among Zhu Baoguo, the Company and the WFOE on                         , 2017 (as may be amended from time to time); and

(3)                                 Shareholders’ Voting Rights Proxy Agreement entered into by and among Zhu Baoguo, the Company, the WFOE and other parties on                         , 2017 (as may be amended from time to time).

I undertake that I have never made and will not make in the future any claim with respect to the equity held by Zhu Baoguo in the Company, including but not limited to any ownership, economic interests, voting power, right of disposition and management and decision-making power in connection with the equity of the Company. I further confirm that Zhu Baoguo’s performance of the Transaction Documents and further amendment or termination of the Transaction Documents require no additional authorization or consent from me.

I undertake that I will sign all necessary documents and take all necessary actions to ensure the proper performance of the Transaction Documents (as may be amended from time to time).

I agree and undertake that if I obtain any equity of the Company due to any reason, I shall be bound by the Transaction Documents (as may be amended from time to time) and comply with the obligations for a shareholder of the Company under the Transaction Documents (as may be amended from time to time), and for this purpose, once required, I shall sign a series of written instruments in the form and substance substantially identical to the Transaction Documents (as may be amended from time to time).

The execution, validity, interpretation and performance of this Consent Letter and the resolution of dispute relating to this Consent Letter shall be protected and governed by the laws of the People’s Republic of China (hereinafter referred to as the “PRC”). Legal principles and practices shall apply to matters on which, the PRC laws officially published and publicly available, are silent.

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[Signature page of the Spouse Consent Letter. No text on this page.]

Signature: